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                                                                   EXHIBIT 23(B)

                              ACCOUNTANTS' CONSENT

The Board of Directors
World of Science, Inc.

  We consent to the use of our report included herein and to the references to our firm under the headings "Selected Financial Data" and "Experts" in the Prospectus.

                                          KPMG Peat Marwick LLP

Rochester, New York

July 8, 1997